Exhibit 4

A-WARRANT CERTIFICATE

THESE WARRANTS MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF THE WARRANT AND REGISTRATION RIGHTS AGREEMENT REFERRED TO BELOW. THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND SUBJECT TO THE PROVISIONS OF THE WARRANT AND REGISTRATION RIGHTS AGREEMENT DATED AS OF MAY 10, 2010, BY AND AMONG ZALE CORPORATION (THE “COMPANY”), THE INITIAL WARRANT HOLDER AND Z INVESTMENT HOLDINGS, LLC, AS AGENT. A COPY OF SUCH WARRANT AND REGISTRATION RIGHTS AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

WARRANTS TO PURCHASE COMMON STOCK OF ZALE CORPORATION

No. 001	Certificate for 6,389,378 Warrants

This certifies that Z INVESTMENT HOLDINGS, LLC, or registered assigns, is the registered holder of the number of Warrants set forth above. Each Warrant entitles the holder thereof (a “Holder”), subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase from Zale Corporation, a Delaware corporation (the “Company”), one share of the Company’s common stock, par value $0.0l per share (“Common Stock”), subject to adjustment upon the occurrence of certain events specified herein and in the Warrant Agreement, at the exercise price of $2.00 per share (the “Exercise Price”), subject to adjustment upon the occurrence of certain events specified herein and in the Warrant Agreement.

This Warrant Certificate is issued under and in accordance with the Warrant and Registration Rights Agreement, dated as of May 10, 2010 (the “Warrant Agreement”), by and among the Company, the Initial Warrant Holder and the Agent, and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof, including the representations and warranties of the Holder pursuant to Section 8.02 of the Warrant Agreement. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Holders of the Warrants and the Agent. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Warrant Agreement.

This Warrant Certificate shall terminate and be void as of the close of business on May 10, 2017 (the “Expiration Date”).

As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable in whole or in part from time to time on any Business Day through and including the Expiration Date.

The Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant are subject to adjustment as provided in the Warrant Agreement.

All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

Under certain circumstances, as set forth in the Warrant Agreement, the Warrants are exercisable for Series A Preferred Stock of the Company.

In order to exercise a Warrant, the registered holder hereof must surrender this Warrant Certificate at the principal place of business of the Company, with the Exercise Subscription Form on the reverse hereof duly executed by the Holder hereof, with signature guaranteed as therein specified, together with any required payment in full of the Exercise Price then in effect for the share(s) of Underlying Stock as to which the Warrant(s) represented by this Warrant Certificate is (are) submitted for exercise, all subject to the terms and conditions hereof and of the Warrant Agreement. Any such payment of the Exercise Price shall be by bank wire transfer in immediately available funds or on a cashless basis as described in Section 3.04(b) of the Warrant Agreement.

The Company shall pay all transfer, stamp and other similar taxes that may be imposed in respect of the issuance or delivery of the Warrants or in respect of the issuance or delivery by the Company of any securities upon exercise of the Warrants. The Company may require payment of a sum sufficient to pay certain taxes, assessments or other charges for which the Holder is responsible pursuant to the Warrant Agreement.

No service charge shall be made to a Holder for any registration or exchange of the Warrant Certificates, and the Company shall pay any taxes or other governmental charges payable in connection therewith.

Each taker and holder of this Warrant Certificate by taking or holding the same, consents and agrees that this Warrant Certificate when duly endorsed in blank shall be deemed negotiable and that when this Warrant Certificate shall have been so endorsed, the holder hereof may be treated by the Company and all other Persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby.

This Warrant Certificate and all rights arising hereunder shall be governed by the internal laws of the State of New York.

This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

Copies of the Warrant Agreement are on file at the principal place of business of the Company and may be obtained by writing to the Company at the following address:

Zale Corporation

901 W. Walnut Hill Lane

Irving, TX 75038

Fax: 972-580-5547

Attention: General Counsel

Dated:

ZALE CORPORATION,

by
/s/ Matthew W. Appel
	Name:	Matthew W. Appel
	Title:	EVP & CFO

REVERSE OF A-WARRANT CERTIFICATE

EXERCISE SUBSCRIPTION FORM

(To be executed only upon exercise of Warrant)

To:	Zale Corporation (the “Company”)

The undersigned irrevocably exercises                  of the Warrants for the purchase of one share (subject to adjustment in accordance with the Warrant Agreement) of Common Stock, par value $0.01 per share, of the Company, for each Warrant represented by the Warrant Certificate and herewith makes payment of $                 (such payment being by bank wire transfer in immediately available funds or on a cashless basis as described in Section 3.04(b) of the Warrant Agreement), all at the Exercise Price and on the terms and conditions specified in the Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered in the name and delivered at the address specified below.

Date:

(Signature of Owner)[1]

(Street Address)

(City)	(State)	(Zip Code)

Signature Guaranteed by:

Securities to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

[1]

The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or any change whatsoever, and must be guaranteed by a financial institution.

REVERSE OF A-WARRANT CERTIFICATE

EXERCISE SUBSCRIPTION FORM

(To be executed only upon exercise of Warrant for Series A Preferred Stock in the event the Warrant is then exercisable for Series A Preferred Stock in order to comply with Section 312.03 of the New York Stock Exchange Listed Company Manual)

To:	Zale Corporation (the “Company”)

The undersigned irrevocably exercises                  of the Warrants for the purchase of                  shares of Series A Preferred Stock, par value $0.01 per share, of the Company, for each Warrant represented by the Warrant Certificate and herewith makes payment of $                 (such payment being by bank wire transfer in immediately available funds or on a cashless basis as described in Section 3.04(b) of the Warrant Agreement), all at the Exercise Price and on the terms and conditions specified in the Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the shares of Series A Preferred Stock deliverable upon the exercise of such Warrants be registered in the name and delivered at the address specified below. Because the Warrant is exercisable for Series A Preferred Stock in order to comply with Section 312.03 of the New York Stock Exchange Listed Company Manual, the undersigned hereby irrevocably elects to receive the Series A Preferred Stock in lieu of Common Stock.

Date:

(Signature of Owner)[2]

(Street Address)

(City)	(State)	(Zip Code)

Signature Guaranteed by:

Securities to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

[2]

The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or any change whatsoever, and must be guaranteed by a financial institution.